As filed with the Securities and Exchange Commission on April 15, 2021.

Registration No. 333-248068

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO FORM F-1

ON FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BROOGE ENERGY LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Brooge Petroleum and Gas Investment Company FZE P.O. Box 50170 Fujairah, United Arab Emirates +971 9 201 6666
(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates 850 Library Avenue, Suite 204 Newark, Delaware 19711 (302) 738-6680
(Name, address and telephone number of agent for service)

With copies to:

Robert S. Matlin, Esq. Bella Zaslavsky, Esq. K&L Gates LLP 599 Lexington Avenue New York, New York 10022 (212) 536-3900	Michael Johns Michael Lockwood Maples and Calder (Cayman) LLP PO Box 309, Ugland House, Grand Cayman KY1-1104 Cayman Islands (345) 949-8066

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On August 17, 2020, Brooge Energy Limited, or the Company, filed a registration statement on Form F-1 (Registration No. 333-248068) with the U.S. Securities and Exchange Commission, or the SEC, to register the issuance of the Company’s ordinary shares, $0.0001 par value per share, or Ordinary Shares, underlying outstanding warrants, or the Warrants. The registration statement was declared effective by the SEC on August 26, 2020. On February 4, 2021, the Company filed post-effective amendment No. 1 to the registration statement on Form F-1, which was declared effective by the SEC on February 11, 2021.

The Company is filing this post-effective amendment No. 2 to Form F-1 on Form F-3, or this Post-Effective Amendment No. 2, to convert the registration statement on Form F-1 into a registration statement on Form F-3. This Post-Effective Amendment No. 2 also contains an updated prospectus relating to the offering and sale of the Ordinary Shares that were registered on the registration statement on Form F-1.

No additional securities are being registered under this Post-Effective Amendment No. 2. All filing fees payable in connection with the registration of the Ordinary Shares covered by this Post-Effective Amendment No. 2 were previously paid.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED April 15, 2021

BROOGE ENERGY LIMITED

21,228,900 Ordinary Shares

This prospectus relates to the issuance by us of up to an aggregate of 21,228,900 ordinary shares, $0.0001 par value per share of Brooge Energy Limited, or Ordinary Shares, that are issuable upon the exercise of 21,228,900 warrants, or the Warrants. Of these Warrants:

(i)	20,699,900 Warrants, which we refer to as the Public Warrants, were issued in exchange for warrants held by the public holders of Twelve Seas Investment Company, or Twelve Seas, upon consummation of our business combination with Twelve Seas on December 20, 2019; and

(ii)	529,000 Warrants, which we refer to as the Private Warrants, were issued in exchange for warrants initially issued to Twelve Seas Sponsors I LLC, or Twelve Seas Sponsor, in a private placement that occurred simultaneously with the initial public offering of Twelve Seas.

Each Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50. We will receive the proceeds from any exercise of any Warrants for cash, but not from the sale of the underlying Ordinary Shares. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease. We will receive up to an aggregate of approximately $244.1 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. The holders of the Warrants are not obligated to exercise any or all of their Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants.

Our Ordinary Shares and Warrants are listed on the Nasdaq Capital Market under the symbols “BROG” and “BROGW,” respectively. On April 14, 2021, the closing price of our Ordinary Shares, as reported on the Nasdaq Capital Market, was $10.60 and the closing price of our Warrants was $0.65.

We may redeem the Warrants (excluding the Private Warrants provided they are still held by Twelve Seas Sponsor or its affiliates) at a price of $0.01 per Warrant if the last reported sale price of our Ordinary Shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period, subject to certain limitations described herein.

We are an “emerging growth company” and a “foreign private issuer,” each as defined under United States federal securities laws, and, as a consequence thereof, are subject to reduced public company reporting requirements. See “Implications of Being an Emerging Growth Company” and “Foreign Private Issuer Status.”

You should rely only on the information contained herein or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information.

Investing in our securities involves a high degree of risk. Before you make an investment in our securities, you should carefully read the section entitled “Risk Factors” on page 5 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with U.S. Securities and Exchange Commission, or the SEC.

You should carefully read this prospectus, including the information incorporated by reference herein, before you invest in our securities.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of this prospectus, and the information incorporated by reference into this prospectus is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Unless we otherwise specify or the context requires otherwise, when used in this prospectus, the terms the “Company,” “we,” “our,” or “us,” refer to Brooge Energy Limited together with its subsidiaries.

In this prospectus, “$” and “U.S. dollar” each refer to the United States dollar.

ii

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus or incorporated by reference herein. It does not contain all the information you should consider before investing in our securities, and is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus or incorporated by reference herein. Before deciding whether to invest in our securities, you should read this entire prospectus and the documents incorporated by reference in this prospectus carefully, including the sections of this prospectus entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” the section entitled “Risk Factors” in our most recent annual report on Form 20-F incorporated by reference herein, and our consolidated financial statements and the related notes incorporated by reference in this prospectus.

Company Overview

We were incorporated under the laws of the Cayman Islands as an exempted company on April 12, 2019, under the name Brooge Holdings Limited. On April 7, 2020, we changed our name to Brooge Energy Limited. We were incorporated for the purpose of effectuating the Business Combination (as defined below) and to hold Brooge Petroleum and Gas Investment Company FZE, a company formed under the laws of the Fujairah Free Zone, United Arab Emirates, or BPGIC. Prior to the Business Combination, we owned no material assets and did not operate any business.

On December 20, 2019, pursuant to a business combination agreement, or the Business Combination Agreement, among us, Brooge Merger Sub Limited (our wholly owned subsidiary), Twelve Seas Investment Company, a Cayman Islands exempted company, or Twelve Seas, BPGIC, and BPGIC Holdings Limited, a Cayman Islands exempted company, or BPGIC Holdings, among other things:

●	Twelve Seas merged with and into Brooge Merger Sub Limited, with Twelve Seas continuing as the surviving entity and our wholly owned subsidiary (under the name BPGIC International), with the holders of Twelve Seas’ securities receiving our substantially equivalent securities; and

●	we acquired all of the issued and outstanding ordinary shares of BPGIC from BPGIC Holdings in exchange for 98,718,035 of our Ordinary Shares and approximately $13.23 million in cash, with BPGIC becoming our wholly owned subsidiary.

We refer to the transaction described above as the Business Combination. Upon consummation of the Business Combination, our Ordinary Shares and Warrants became listed on the Nasdaq Capital Market.

We currently conduct all of our business and operations through our wholly owned subsidiary, BPGIC. Through BPGIC, we are an oil storage and service provider strategically located in the Port of Fujairah in the emirate of Fujairah in the United Arab Emirates. Our vision is to develop an oil storage business that differentiates us from our competitors by providing our customers with fast order processing times, excellent customer service and high accuracy blending services with low oil losses. We have two 60-year land leases, each consisting of an initial 30-year lease and a 30-year renewal lease, for our operations located in close proximity to the Port of Fujairah’s berth connection points. We are initially developing our terminal’s storage capacity in two phases, Phase I, which is already operational, and Phase II, which is under construction. A third phase, Phase III, is in the front-end engineering design studies stage. We are led by an experienced management team with over 30 years of experience in the oil storage terminal industry.

Corporate Information

Our principal executive offices are that of BPGIC, located at P.O. Box 50170, Fujairah, United Arab Emirates and our telephone number is +971 9 201 6666. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.

We maintain a corporate website at broogeenergy.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference.”

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. In particular, as an emerging growth company, we:

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes); and

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure.

We have taken, and intend to continue to take, advantage of all of these reduced reporting requirements and exemptions. Accordingly, the information we provide to you may be different than you might get from other public companies in which you hold securities.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and other exemptions available to emerging growth companies until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” (i) at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the U.S. Securities Act of 1933, as amended, or the Securities Act, occurred, (ii) if we have more than $1.07 billion in annual revenue, (iii) if we have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or (iv) if we issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a “foreign private issuer” within the meaning of the rules under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. As such, we are exempt from certain provisions applicable to U.S. domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to U.S. domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	our executive officers, directors and principal shareholders are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Further, as a foreign private issuer, we may generally follow home country practice with respect to certain matters of corporate governance in lieu of the comparable governance provisions of the listing rules of the Nasdaq Stock Market, or NASDAQ, except for certain matters including the composition and responsibilities of our audit committee and the independence of its members.

We follow home country practice in lieu of NASDAQ corporate governance requirements with respect to the following NASDAQ requirements:

●	Executive Sessions. We are not required to and, in reliance on home country practice, we may not, comply with certain NASDAQ rules requiring our independent directors to meet in regularly scheduled executive sessions at which only independent directors are present. We follow Cayman Islands practice which does not require independent directors to meet regularly in executive sessions separate from the full board of directors.

●	Nomination of Directors. Our director nominees may not be selected or recommended for our board of director’s selection by either (i) independent directors constituting a majority of our board’s independent directors in a vote in which only independent directors participate, or (ii) a nominations committee comprised solely of independent directors, as required under NASDAQ rules. We follow Cayman Islands practice which does not require director nominations to be made or recommended solely by independent directors. Further, we do not have a formal written charter or board resolution addressing the director nominations process. We follow Cayman Islands practice which does not require us to have a formal written charter or board resolution addressing the director nominations process.

●	Proxy Statements. We are not required to and, in reliance on home country practice, we may not, comply with certain NASDAQ rules regarding the provision of proxy statements for general meetings of shareholders. We will follow Cayman Islands practice which does not impose a regulatory regime for the solicitation of proxies.

●	Shareholder Approval. We are not required to and, in reliance on home country practice, we do not intend to, comply with certain NASDAQ rules regarding shareholder approval for certain issuances of securities under NASDAQ Rule 5635. In accordance with the provisions of our amended and restated memorandum and articles of association, our board of directors is authorized to issue securities, including Ordinary Shares, preferred shares, warrants and convertible notes without shareholder approval.

The Offering

Issuer	Brooge Energy Limited

Ordinary Shares offered by us	21,228,900 Ordinary Shares issuable upon exercise of the Warrants

Ordinary Shares outstanding prior to this offering	109,587,854 Ordinary Shares

Ordinary Shares to be outstanding after this offering, assuming exercise of all the Warrants for cash(1)	130,816,754 Ordinary Shares

Exercise Price of the Warrants	$11.50 per Ordinary Share, subject to adjustment as described herein

Use of Proceeds	We will receive up to an aggregate of approximately $244.1 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Market for Ordinary Shares and Warrants	Our Ordinary Shares and Warrants are currently listed on the Nasdaq Capital Market under the symbols “BROG” and “BROGW,” respectively.

Warrant Agent	Continental Stock Transfer & Trust Company

Warrant Term	The Warrants are exercisable until December 20, 2024.

Risk Factors	The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 5 of this prospectus as well as other information included and incorporated by reference in this prospectus for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

(1)	The holders of the Warrants are not obligated to exercise any or all of their Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. During any period when we shall have failed to maintain an effective registration statement, we must permit holders to exercise their Warrants on a “cashless basis.” To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the important factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 20-F filed with the SEC and incorporated herein by reference, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, before investing in our securities. For further details, see the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

Any of the risk factors referred to above could significantly and negatively affect our business, results of operations or financial condition, which may reduce our ability to pay dividends and lower the trading price of our securities. The risks referred to above are not the only ones that we face. Additional risks not currently known to us or risks that we currently deem immaterial may also impair our business and operations. You should only consider investing in our securities if you can bear the risk of loss of your entire investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including information incorporated by reference herein) contains forward-looking statements, as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act, that involve significant risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements include information about our possible or assumed future results of operations or our performance. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “likely,” “outlook,” “plan,” “project,” “seek,” “target,” “will” and variations of such words and similar expressions are intended to identify some, but not all, the forward-looking statements.

Examples of forward-looking statements include, among others, statements we make regarding:

●	projected completion, start of operations, operating capacity and capabilities, and operating results, such as revenue growth, earnings, and EBITDA, at facilities that are not yet constructed;

●	our future market position and growth prospects;

●	expected conditions in the local, regional and global oil markets;

●	expected operating results, such as revenue growth, earnings, and EBITDA;

●	anticipated levels of capital expenditures and uses of capital for future fiscal years;

●	expected future supply and demand of oil; and

●	strategies for customer retention, growth, product development, market position, financial results, reserves and risk management.

Such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of our businesses are neither historical facts nor assurances of future performance. Instead, they are based only on our management’s current beliefs, expectations and assumptions regarding the future of our business, our future plans and strategies, projections, anticipated events and trends, the economy and other future conditions that are subject to risks and uncertainties. The risk factors and cautionary language discussed in this prospectus and in the documents incorporated by reference herein provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in, or implied by, such forward-looking statements, including, among other things:

●	non-payment or non-performance by our principal customers or end-users;

●	our continued ability to enter into commercial storage agreements with existing and new customers;

●	changes in customer demand with respect to ancillary services we provide including throughput, blending, heating, and intertank transfers;

●	a decline or disruption of supply or demand of oil and gas;

●	higher fuel taxes or other governmental or regulatory actions that increase the price of gasoline or diesel;

●	changes to applicable regulations or new regulations, including those affecting the petroleum products we service, such as climate change legislation and regulations restricting the emission of greenhouse gases;

●	the extent to which we are successful in developing new long-term relationships with customers or retaining existing ones in the competitive oil storage market in the Port of Fujairah and other ports;

●	our ability to effectively manage the risks and expenses associated with the construction of our Phase II and Phase III projects, as well as other growth and expansion projects;

●	the results of future financing efforts, including our ability to obtain financing for our Phase III project on commercially reasonable terms;

●	our ability to obtain additional land on which we can develop additional facilities on commercially attractive terms;

●	the ultimate geographic spread, duration and severity of the coronavirus outbreak and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or ameliorate its effects;

●	changes in expectations of future prices for refined petroleum products;

●	accidents involving the handling of oil products at our terminal;

●	disruptions to our technology network including computer systems and software;

●	natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures, or equipment or of the Port of Fujairah’s facilities;

●	political and economic conditions in Fujairah and the United Arab Emirates, as well as the occurrence of hostilities, political instability or catastrophic events in Fujairah, the United Arab Emirates and the Middle East and North Africa region;

●	changes in labor costs;

●	expectations relating to dividend payments and our ability to make such payments;

●	unlawful or arbitrary governmental action;

●	potential liability from future litigation;

●	our ability to continue to meet the listing standards of NASDAQ; and

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors.

Given these risks and uncertainties, you should not place undue reliance on the forward-looking statements in this prospectus and the documents incorporated by reference herein.

The forward-looking statements made by us in this prospectus and the documents incorporated by reference herein speak only as of the respective dates of such documents. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. Except as required by United States federal securities laws and the rules and regulations of the SEC, we expressly disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should read this prospectus (including the documents incorporated by reference herein) completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by this cautionary note regarding forward-looking statements.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands and we currently conduct all of our operations through our subsidiary, BPGIC, in the United Arab Emirates. All of our assets are located outside the United States. Our officers and directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the United Arab Emirates could render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by non-controlling shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are, to a large extent, governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. Your rights as a shareholder and the fiduciary responsibilities of our directors under Cayman Islands law are different from under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws from the United States and may provide significantly less protection to investors. In addition, some U.S. States, such as Delaware, have different bodies of corporate law than the Cayman Islands.

We have been advised by our Cayman Islands legal counsel, Maples and Calder (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us, judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any U.S. State and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any U.S. State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor, an obligation to pay the sum for which judgment has been given, provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and/or be of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Awards of punitive or multiple damages may well be held to be contrary to public policy. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands Court. The Cayman Islands Court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. We understand that the Cayman Islands Court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

USE OF PROCEEDS

We will receive up to an aggregate of approximately $244.1 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. The principal purpose of this offering is to facilitate cash exercise of the Warrants as required by our Warrant Agreement signed on June 19, 2019, as amended on December 20, 2020. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. During any period when we shall have failed to maintain an effective registration statement, we must permit holders to exercise their Warrants on a “cashless basis.” To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

DILUTION

If you invest in our Ordinary Shares by exercising Warrants, you will incur immediate dilution because the current exercise price of the Warrants of $11.50 per Ordinary Share is more than the net tangible book value per Ordinary Share immediately after this offering.

The net tangible book value of our Ordinary Shares as of December 31, 2020 was $128.6 million, or $1.17 per Ordinary Share. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of Ordinary Shares outstanding.

The as adjusted net tangible book value of our Ordinary Shares as of December 31, 2020, was $385.8 million, or $2.95 per Ordinary Share. The as adjusted net tangible book value gives effect to the issuance of 21,228,900 Ordinary Shares upon exercise of all outstanding Warrants for cash at the current exercise price of $11.50 per Ordinary Share, after deducting estimated offering expenses payable by us. The difference between the exercise price and the as adjusted net tangible book value per Ordinary Share represents an immediate dilution of $8.55 per Ordinary Share or 74% to investors exercising Warrants to purchase Ordinary Shares in this offering.

The following table illustrates this dilution on a per Ordinary Share basis to exercising warrant holders:

Exercise Price per Ordinary Share	$11.50
Net tangible book value per Ordinary Share prior to exercise of outstanding Warrants, as of December 31, 2020	$1.17
Increase in net tangible book value per Ordinary Share attributable to exercising warrant holders	$1.78
Pro forma net tangible book value per Ordinary Share assuming exercise of all outstanding Warrants for cash	$2.95
Dilution in pro forma tangible book value per Ordinary share to exercising warrant holders	$8.55

The pro forma as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual number of Warrants exercised for cash.

CAPITALIZATION AND INDEBTEDNESS

The information below should be read in conjunction with and is qualified by reference to our consolidated financial statements as of and for the year ended December 31, 2020 and the notes thereto included in our annual report on Form 20-F filed with the SEC on April 5, 2021, as amended by Amendment No.1 to the Annual Report on Form 20-F/A filed with the SEC on April 6, 2021, and other financial information incorporated by reference into this prospectus.

The following table sets forth our capitalization as of December 31, 2020.

●	on an actual basis; and

●	on a pro forma as adjusted basis assuming exercise of all of the outstanding Warrants for cash at the exercise price of $11.50.

	As of December 31, 2020
	Actual	Pro Forma as Adjusted
	(in thousands, except for share data)
Bank Balances and Cash	47,890	291,869
Term Loans and notes	187,015	187,015
Lease Liability	89,085	89,085
Provisions	914	914
Accounts payable, accruals and other payables	13,830	13,830
Derivative Warrant Liabilities	13,162	-

Total Liabilities	304,006	290,844

Ordinary Shares (par value $0.0001 per share; 450,000,000 shares authorized; actual 109,587,854 issued and outstanding, pro forma 130,816,754 issued and outstanding)	9	11
Preferred Shares (par value $0.0001 per share; 50,000,000 shares authorized; none issued and outstanding; pro forma none issued and outstanding)	-	-
Share Premium	101,777	358,916
Shareholders’ Accounts	73,060	73,060
General reserve	681	681
(Accumulated losses) retained earnings	(46,908)	(46,908)
Total Equity	128,619	385,760
Total Capitalization	432,625	676,604

DESCRIPTION OF SHARE CAPITAL

Authorized Capital

We are authorized to issue 450,000,000 Ordinary Shares, $0.0001 par value per share, and 50,000,000 preferred shares, $0.0001 par value per share.

As of each of April 12, 2021 and December 31, 2020, there were 109,587,854 Ordinary Shares issued and outstanding, all of which are fully paid. As of January 1, 2020, there were 109,587,754 Ordinary Shares issued and outstanding, all of which were fully paid.

As of each of April 12, 2021, December 31, 2020 and January 1, 2020, there were no preferred shares issued and outstanding.

Of the 109,587,854 Ordinary Shares issued and outstanding as of April 12, 2021, (ii) 98,718,035 Ordinary Shares were issued by us to BPGIC Holdings as part consideration for our acquisition of all of the issued and outstanding ordinary shares of BPGIC from BPGIC Holdings in the Business Combination, (ii) 10,869,719 Ordinary Shares were issued to Twelve Seas in exchange for the ordinary shares of Twelve Seas in the Business Combination, and (iii) 100 Ordinary Shares were issued upon the exercise of 100 Warrants by the holders thereof on May 14, 2020.

None of our Ordinary Shares are held by us or our subsidiaries.

Ordinary Shares

The holders of our Ordinary Shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the appointment of directors, with the result that the directors are appointed by an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company.

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our amended and restated memorandum and articles of association provide that, subject to any preferential dividend rights of any issued and outstanding Ordinary Shares or preferred shares, our board of directors may declare and authorize the payment of dividends on our Ordinary Shares out of funds of the Company lawfully available therefor. No dividend may be paid except out of our profits, share premium account or as otherwise permitted by law. Our amended and restated memorandum and articles of association provide that our directors may, before declaring any dividend, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of our board of directors, be applicable for any purpose of the Company and pending such application may, at the discretion of our board of directors, be employed in the business of the Company.

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares:

●	if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of our issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up; and

●	if we are wound up and the assets available for distribution among our shareholders are insufficient to repay the whole of our issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value held by them.

Holders of our Ordinary Shares do not have any conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Ordinary Shares.

Preferred Shares

Our amended and restated memorandum and articles of association authorize the issuance of up to 50,000,000 blank check preferred shares with such designations, rights and preferences as may be determined from time to time by the our board of directors. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Ordinary Shares. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in our control or the removal of our management. As of the date of this prospectus, there are no issued and outstanding preferred shares of any series.

Options

As of each of April 12, 2021, December 31, 2020 and January 1, 2020, we did not have any options outstanding.

Warrants

As of January 1, 2020, there were 21,229,000 Warrants issued and outstanding, all of which were issued upon conversion of 21,229,000 warrants of Twelve Seas in connection with the Business Combination, as more particularly described below. See “Description of Warrants”.

On May 14, 2020, holders of 100 Warrants exercised such Warrants for 100 of our Ordinary Shares, such that, on each of December 31, 2020 and April 12, 2021, there were 21,228,900 Warrants outstanding.

Our Ordinary Shares issuable upon exercise of those 21,228,900 outstanding Warrants, are the shares being registered hereby.

None of the Warrants are held by us or our subsidiaries.

A description of the Warrants pursuant to which the Ordinary Shares being registered hereby are issuable is set forth in “Description of Warrants” below.

History of Share Capital

We were incorporated under the laws of the Cayman Islands as an exempted company on April 12, 2019 for the purpose of effectuating the Business Combination and to hold BPGIC. Before the Business Combination, we were authorized issue 500,000,000 Ordinary Shares, $0.0001 par value per share. In connection with the Business Combination, our memorandum and articles of association were amended to reclassify our share capital such that, following the Business Combination, we were authorized to issue 450,000,000 Ordinary Shares, $0.0001 par value per share, and 50,000,000 preferred shares, $0.0001 par value per share.

In connection with the Business Combination, we issued (i) 98,718,035 Ordinary Shares to BPGIC Holdings as part consideration for our acquisition of all of the issued and outstanding ordinary shares of BPGIC from BPGIC Holdings and (ii) 10,869,719 Ordinary Shares to Twelve Seas in exchange for the ordinary shares of Twelve Seas.

We also issued 21,229,000 Warrants upon conversion of 21,229,000 warrants of Twelve Seas in connection with the Business Combination. See “— Warrants.” On May 14, 2020, 100 of those Warrants were exercised for 100 of our Ordinary Shares.

Listing

Our Ordinary Shares and Warrants are listed on the Nasdaq Capital Market under the symbols “BROG” and BROGW,” respectively.

Transfer Agent, Registrar and Warrant Agent

The transfer agent and registrar for our Ordinary Shares and warrant agent for the Warrants is Continental Stock Transfer & Trust Company. Its mailing address is 1 State Street 30th Floor, New York, New York 10004-1561, and its telephone number is (212) 509-4000.

MEMORANDUM AND ARTICLES OF ASSOCIATION

A summary of certain material provisions of our amended and restated memorandum and articles of association is set forth in our Annual Report on Form 20-F for the year ended December 31, 2020, as amended by Amendment No.1 to the Annual Report on Form 20-F/A, which is incorporated into this prospectus.

DESCRIPTION OF WARRANTS

There are being registered hereby, 21,228,900 Ordinary Shares issuable upon exercise of 21,228,900 outstanding Warrants.

Each Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50. The Warrants are currently exercisable and expire on December 20, 2024.

The Warrants consist of (i) 20,699,900 Warrants, which we refer to as the Public Warrants, that were originally issued in exchange for warrants held by the public holders of Twelve Seas upon consummation of the Business Combination, and (ii) 529,000 Warrants, which we refer to as the Private Warrants, that were originally issued in exchange for warrants initially issued to Twelve Seas Sponsors I LLC in a private placement that occurred simultaneously with the initial public offering of Twelve Seas.

We may call the Warrants (other than the Private Warrants provided they are still held by Twelve Seas Sponsors I LLC, certain officers and directors of Twelve Seas, or their affiliates) for redemption, in whole and not in part, at a price of $0.01 per Warrant, upon giving not less than 30 days’ prior written notice of redemption to each warrant holder, if (i) the reported last sale price of our Ordinary Shares equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders and (ii) there is a current registration statement in effect with respect to the Ordinary Shares underlying such Warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant. The redemption criteria for the Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants.

If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (as defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. Whether we will exercise our option to require all holders to exercise their Warrants on a “cashless basis” will depend on a variety of factors including the price of our Ordinary Shares at the time the Warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

The exercise price and number of Ordinary Shares issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share capitalization, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of Ordinary Shares at a price below their exercise price.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised.

Holders of Warrants do not have the rights or privileges of holders of Ordinary Shares or any voting rights until they exercise their Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Warrants, each holder will be entitled to one vote for each Ordinary Share held of record on all matters to be voted on by shareholders.

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing warrant holder would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the Ordinary Shares outstanding.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of Ordinary Shares to be issued to the Warrant holder.

TAXATION

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership and disposition of our securities. In addition to the below, our most recent Annual Report on Form 20-F provides a discussion of certain tax considerations that may be relevant to prospective investors in our securities.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR CONCERNING THE TAX CONSEQUENCES OF YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION.

United States of America

This section is addressed to U.S. Holders that exercise warrants to purchase ordinary shares of the Company. Unless otherwise indicated, “warrants” refers to warrants to purchase ordinary shares of the Company and “ordinary shares” refers to ordinary shares of the Company.

Exercise of Warrants

In general, you will not be required to recognize income, gain or loss upon exercise of a warrant for its exercise price. Your basis in an ordinary share received upon exercise will be equal to the sum of (i) your basis in the warrant and (ii) the exercise price of the warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the warrants. Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the ordinary share should commence on the day after the warrant is exercised. In the latter case, the holding period of the ordinary share would include the holding period of the exercised warrants. However, our position is not binding on the United States Internal Revenue Service, or IRS, and the IRS may treat a cashless exercise of a warrant as a taxable exchange. You are urged to consult your own tax advisor as to the consequences of an exercise of a warrant on a cashless basis.

Taxation of Dividends and Other Distributions on Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by the Company to you with respect to its ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will generally not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (i) our ordinary shares are readily tradable on an established securities market in the United States, or the Company is eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (ii) the Company is not a passive foreign investment company (as discussed below) for either the taxable year in which the dividend is paid or the preceding taxable year, and (iii) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to the Company’s ordinary shares.

To the extent that the amount of the distribution exceeds the Company’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate the Company’s earnings and profits under U.S. federal income tax principles.

Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of the Company’s Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a Company ordinary share equal to the difference between the amount realized (in U.S. dollars) for the ordinary share and your tax basis (in U.S. dollars) in the ordinary share. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

A foreign (i.e., non-U.S.) corporation will be a passive foreign investment company, or PFIC, for U.S. tax purposes if at least 75% of its gross income in a taxable year of such foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. In determining the value and composition of its assets for purposes of the PFIC asset test, (i) the cash the Company owns at any time will generally be considered to be held for the production of passive income and (ii) the value of the Company’s assets must be determined based on the market value of its ordinary shares from time to time, which could cause the value of its non-passive assets to be less than 50% of the value of all of its assets (including cash) on any particular quarterly testing date for purposes of the asset test.

A determination as to whether the Company is a PFIC with respect to any particular tax year will be made following the end of such tax year. If the Company is a PFIC for any year during which you hold the Company’s ordinary shares, it will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. However, if the Company ceases to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the ordinary shares.

If the Company is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of the Company securities and, in the case of the ordinary shares, the U.S. Holder did not make a timely “mark-to-market” election, as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

●	any gain recognized by the U.S. Holder on the sale or other disposition of the Company securities; and

●	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Company securities during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such securities).

Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for such securities;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of the Company’s first taxable year in which it is a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year(s) of the U.S. Holder.

If a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a “mark-to-market” election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Company ordinary shares and for which the Company is determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares as long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. Holder will include as ordinary income each year that the Company is treated as a PFIC the excess, if any, of the fair market value of such U.S. Holder’s ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of such shares at the end of the U.S. Holder’s taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the shares in a taxable year in which the Company is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) ordinary shares and for which the Company is treated as a PFIC.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, including the Nasdaq Capital Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to the Company’s ordinary shares under their particular circumstances.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. The Company does not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any taxable year in which the Company is a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such ordinary shares, including regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

If you do not make a timely “mark-to-market” election (as described above), and if the Company were a PFIC at any time during the period you hold its ordinary shares, then such ordinary shares will continue to be treated as stock of a PFIC with respect to you even if the Company ceases to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such ordinary shares at their fair market value on the last day of the last year in which the Company is treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the ordinary shares on the last day of the last year in which the Company is treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your ordinary shares for tax purposes.

The rules dealing with PFICs and with the qualified electing fund and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, you are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in the Company’s ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets,” including shares issued by a non-U.S. corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so.

Dividend payments with respect to the Company’s ordinary shares and proceeds from the sale, exchange or redemption of the Company’s ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and timely furnishing any required information. Transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

DIVIDEND POLICY

In the Fourth Quarter of 2019, we announced our intention to pay a $0.25 quarterly dividend to our public shareholders beginning in the First Quarter of 2020. To date, we have not paid such dividend, and we have not committed to pay a cash dividend on such terms and in such amount with respect to our Ordinary Shares. In light of the economic impact of COVID-19, our board of directors determined that, notwithstanding our prior announcement, it was in our best interests, as a precautionary measure and to prudently preserve cash, to delay issuance of dividends. We cannot provide assurance that we will ultimately pay any dividend to our shareholders. There are also restrictive covenants in the terms of our existing bond financing facility with respect to distributions. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, applicable law, regulations, restrictions, our results of operations, financial condition, cash requirements, contractual restrictions, our future projects and plans and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends depends significantly on the extent to which the Company receives dividends from BPGIC and another subsidiary of the Company, Brooge Petroleum and Gas Investment Company Phase III FZE, or BPGIC III, and there can be no assurance that BPGIC and/or BPGIC III will pay dividends.

We do not currently have a paying agent for dividends.

PLAN OF DISTRIBUTION

The Ordinary Shares offered and sold pursuant to this prospectus will be issued directly to the holders of Warrants upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. We are required to pay all fees and expenses incident to the registration of the Ordinary Shares to be offered and sold pursuant to this prospectus.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, as amended by Amendment No.1 to the Annual Report on Form 20-F/A, no reportable material changes have occurred since December 31, 2020.

EXPENSES

The following table sets forth the fees and expenses payable by us expected to be incurred in connection with the issuance and distribution of the securities being registered hereby. Such fees and expenses will be borne by us. All of such fees and expenses, except for the SEC registration fee, are estimated.

SEC Registration Fee	$31,688.38	*
Legal Fees and Expenses	66,000
Accounting Fees and Expenses	35,000
Printing and Engraving Costs	10,000
Transfer Agent, Registrar and Warrant Agent Expenses	5,000
Miscellaneous Expenses	5,000

Total	$152,688.38

*	Previously paid.

LEGAL MATTERS

The validity of the Ordinary Shares offered by this prospectus and certain legal matters as to Cayman Islands law has been passed upon for us by Maples and Calder (Cayman) LLP, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. We have been advised on U.S. securities matters by K&L Gates LLP, 599 Lexington Avenue, New York, New York 10022.

EXPERTS

The consolidated financial statements as of December 31, 2020 and for the year ended December 31, 2020 incorporated into this prospectus by reference to Amendment No.1 to the Annual Report on Form 20-F/A for the year ended December 31, 2020, have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

The consolidated financial statements of Brooge Energy Limited as of December 31, 2019 and for each of the two years in the period ended December 31, 2019 appearing in Brooge Energy Limited’s Annual Report on Form 20-F for the year ended December 31, 2020, as amended by Amendment No.1 to the Annual Report on Form 20-F/A, have been audited by Ernst & Young, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Brooge Energy Limited’s ability to continue as a going concern), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Prior to the engagement of Ernst & Young as BPGIC’s independent registered public accounting firm under the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, Ernst & Young provided a loan staffing service whereby an employee of Ernst & Young inputted data into BPGIC analyses under the direction and supervision of BPGIC management for a three-week period in July 2018 to assist BPGIC in their assessment of whether they met certain metrics for a potential transaction, or the “service.” The service is not permitted under the auditor independence rules of the SEC and the PCAOB. The transaction did not ultimately materialize and, as a result, BPGIC did not use the results generated from the service and the service did not affect the financial statements of BPGIC nor Ernst & Young’s related audits. Fees for the service were not significant to Ernst & Young or BPGIC. The professional who provided the service is not a member of the Ernst & Young audit engagement team with respect to the audits of BPGIC’s financial statements.

After careful consideration of the facts and circumstances and the applicable independence rules, Ernst & Young has concluded that (i) the aforementioned matter does not impair Ernst & Young’s ability to exercise objective and impartial judgment in connection with its audits of BPGIC’s financial statements and (ii) a reasonable investor with knowledge of all relevant facts and circumstances would conclude that Ernst & Young has been and is capable of exercising objective and impartial judgement on all issues encompassed within its audits of BPGIC’s financial statements. After considering this matter, BPGIC’s management and those charged with governance over BPGIC concur with Ernst & Young’s conclusions.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

●	our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on April 5, 2021, as amended by Amendment No.1 to the Annual Report on Form 20-F/A filed with the SEC on April 6, 2021; and

●	the description of our Ordinary Shares contained in our Shell Company Report on Form 20-F (File No. 001-39171) filed with the SEC on December 30, 2019, including any amendments or reports filed updating such description.

In addition, all annual reports on Form 20-F or Form 10-K, and all filings on Form 10-Q and Form 8-K, that we subsequently file with the SEC pursuant to the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus. Also, we may incorporate by reference future reports on Form 6-K that we furnish subsequent to the date of this prospectus by stating in those Form 6-Ks that they are being incorporated by reference into this prospectus and/or the registration statement of which this prospectus forms a part.

Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be considered in its unmodified or superseded form to constitute a part of this prospectus, except as so modified or superseded.

We will provide, free of charge, upon written or oral request, to each person to whom this prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus. Copies of these documents are also available electronically at www.sec.gov.

Written or oral requests for such information should be made to:

Brooge Energy Limited
c/o Brooge Petroleum and Gas Investment Company FZE

P.O. Box 50170

Fujairah, United Arab Emirates

Telephone: +971 9 201 6666

Attention: Mr. Nicolaas Lammert Paardenkooper

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. For further information pertaining to the securities offered by this prospectus and us, reference is made to the registration statement.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

BROOGE ENERGY LIMITED

21,228,900 Ordinary Shares

PROSPECTUS

        , 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We have entered into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Item 9. Exhibits

Exhibits No.	Description

4.1	Amended and Restated Memorandum and Articles of Association of Brooge Energy Limited (incorporated by reference to Exhibit 1.1 to Brooge Energy Limited’s Annual Report on Form 20-F (File No. 001-39171), filed with the SEC on June 30, 2020)
4.2	Specimen Ordinary Share Certificate of Brooge Energy Limited (incorporated by reference to Exhibit 2.1 to Brooge Energy Limited’s Annual Report on Form 20-F (File No. 001-39171), filed with the SEC on June 30, 2020)
4.3	Warrant Agreement, dated June 19, 2018, between Continental Stock Transfer & Trust Company and Twelve Seas Investment Company (incorporated by reference to Exhibit 4.1 to Twelve Seas Investment Company’s Form 8-K (File No. 001-38540), filed with the SEC on June 25, 2018)
4.4	Rights Agreement, dated June 19, 2018, between Twelve Seas Investment Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to Twelve Seas Investment Company’s Form 8-K (File No. 001-38540), filed with the SEC on June 25, 2018)
4.5	Amendment to Warrant Agreement and Rights Agreement, dated as of December 20, 2019, by and among Continental Stock Transfer & Trust Company, Twelve Seas Investment Company, and Brooge Holdings Limited (incorporated by reference to Exhibit 2.5 to Brooge Energy Limited’s Shell Company Report on Form 20-F (File No. 001-39171), filed with the SEC on December 30, 2019)
4.6	Specimen Warrant Certificate of Brooge Energy Limited (incorporated by reference to Exhibit 2.2 to Brooge Energy Limited’s Annual Report on Form 20-F (File No. 001-39171), filed with the SEC on June 30, 2020)
4.7	Bond Terms, dated September 22, 2020, between Brooge Petroleum and Gas Investment Company FZE and Nordic Trustee AS (incorporated by reference to Exhibit 4.7 to Brooge Energy Limited’s Post-Effective Amendment No. 1 to Form F-1 (File No. 333-248068) filed with the SEC on February 4, 2021)
4.8	Amendment Agreement No. 1, dated October 23, 2020 to Bond Terms between Brooge Petroleum and Gas Investment Company FZE and Nordic Trustee AS (incorporated by reference to Exhibit 4.8 to Brooge Energy Limited’s Post-Effective Amendment No. 1 to Form F-1 (File No. 333-248068) filed with the SEC on February 4, 2021)
5.1*	Opinion of Maples and Calder (Cayman) LLP
23.1*	Consent of PricewaterhouseCoopers
23.2*	Consent of Ernst & Young
23.3*	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on the signature page hereto).

*	Filed herewith.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the emirate of Fujairah, United Arab Emirates, on April 15, 2021.

BROOGE ENERGY LIMITED

By:	/s/ Nicolaas L. Paardenkooper
	Name:	Nicolaas L. Paardenkooper
	Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nicolaas L. Paardenkooper as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicolaas L. Paardenkooper	Chief Executive Officer and Director (Principal Executive Officer)	April 15, 2021
Nicolaas L. Paardenkooper

/s/ Syed Masood Ali	Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2021
Syed Masood Ali

/s/ Dr. Yousef Al Assaf	Chairman	April 15, 2021
Dr. Yousef Al Assaf

/s/ Abu Bakar Chowdhury	Director	April 15, 2021
Abu Bakar Chowdhury

/s/ Dr. Simon Madgwick	Director	April 15, 2021
Dr. Simon Madgwick

/s/ Saleh Yammout	Director	April 15, 2021
Saleh Yammout

/s/ Bryant Edwards	Director	April 15, 2021
Bryant Edwards

/s/ Lina S. Saheb	Director	April 15, 2021
Lina S. Saheb

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Brooge Energy Limited, has signed this registration statement in Newark, Delaware on April 15, 2021.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director